Exhibit 99.2

ASTRANA HEALTH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

On July 1, 2025 (the “Closing”), Astrana Health, Inc. and its affiliates (the “Company” or “Astrana”), acquired substantially all the assets of certain direct and indirect subsidiaries of PHP Holdings, LLC (“PHPH”), including medical groups in multiple states (“Prospect Medical Group”) and a management services organization (“Prospect Medical Systems”), and all of the outstanding equity interests of Prospect Health Plan, Inc. (“PHP”), and Alta Newport Hospital, LLC (d/b/a Foothill Regional Medical Center) (“Alta”), pursuant to the Asset and Equity Purchase Agreement (the “Purchase Agreement”) dated November 8, 2024 (such transaction, the “Acquisition”).

The aggregate purchase price for the Acquisition consisted of approximately $674.9 million in cash transferred at Closing. To finance the Acquisition, the Company borrowed $707.3 million from a five-year delayed draw term loan credit facility (the “DDTL A”) pursuant to the Second Amended and Restated Credit Agreement, dated as of February 26, 2025, by and among the Company, as borrower, the lenders from time to time party thereto, and Truist Bank, as administrative agent for the lenders, as issuing bank and as swingline lender (the “Financing”, and together with the Acquisition, the “Transactions”).

The following unaudited pro forma condensed combined statement of income presents the financial information of Astrana, adjusted to give effect to the Transactions. The unaudited pro forma condensed combined statement of income has been prepared in accordance with Article 11 of Regulation S-X.

The following unaudited pro forma condensed combined statement of income combines the historical consolidated financial statements of Astrana and the historical combined and consolidated financial statements of PHP Holdings, LLC, Prospect Health Services RI, Inc., and Prospect Provider Group RI, LLC (which is substantially reflective of the assets and entities acquired in the Acquisition and are referred to hereinafter as the “Prospect Business”). Astrana’s fiscal year ends on December 31, and the fiscal year end of the Prospect Business was September 30. Although Astrana’s and the Prospect Business’s fiscal year ends differ by only one fiscal quarter, the Company has elected to prepare the unaudited pro forma condensed combined statement of income utilizing the historical statement of operations of the Prospect Business, adjusted to conform to the same calendar period as Astrana’s fiscal year. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2025, combines Astrana’s historical results, which include the operations of the Prospect Business beginning July 1, 2025, with the Prospect Business’s historical results of operations for the six months ended June 30, 2025. These adjustments are presented on a pro forma basis to reflect the impact of the Transactions as if they had occurred on January 1, 2025. An unaudited pro forma condensed combined balance sheet is not presented as the Transactions have been fully reflected in the Company’s historical consolidated balance sheet as of December 31, 2025 included in Astrana’s annual report on Form 10-K, as filed with the SEC on March 12, 2026.

Assumptions and estimates underlying the unaudited pro forma adjustments included in the unaudited pro forma condensed combined statement of income are described in the accompanying notes. The unaudited pro forma adjustments are based on available preliminary information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2025, is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved had the Transactions occurred on the date indicated above. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The following unaudited pro forma condensed combined statement of income gives effect to the following:

•	The Acquisition, inclusive of the following:

•	reclassification of certain historical financial information of the Prospect Business to conform to Astrana’s presentation of similar revenues and expenses;

•	the estimated adjustments associated with the preliminary allocation of the estimated purchase price to the acquired assets and assumed liabilities (i.e., depreciation and amortization expense);

•	the incremental interest expense effects associated with the Financing; and

•	the related income tax effects of the pro forma adjustments.

The Acquisition was accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under the acquisition method of accounting, the total purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed of the Prospect Business based on their estimated fair values. The Company is currently finalizing its valuation of the acquired assets and liabilities. Preliminary amounts have been recorded and are subject to change, primarily for accounts that include the use of estimates, such as medical liabilities, collectability of receivables, accrued expenses, and tax liabilities. The pro forma adjustments arising from the preliminary allocation of the purchase price is based upon management’s estimates utilizing information currently available and is subject to revision as additional information on the fair value of the assets and liabilities become available and final appraisals and detailed analyses are completed.

The unaudited pro forma condensed combined statement of income was derived from, and should be read together with, the accompanying notes to the unaudited pro forma condensed combined statement of income, Astrana’s historical consolidated financial statements, accompanying notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its annual report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2026. The unaudited pro forma condensed combined statement of income should also be read together with the Prospect Business’s historical unaudited condensed combined and consolidated financial statements as of and for the nine months ended June 30, 2025, and related notes, filed as Exhibit 99.1 to this Current Report on Form 8-K.

ASTRANA HEALTH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2025

(in thousands, except share and per share data)

	Historical		Pro Forma
		Prospect
		Business	Financing		Transaction
	Astrana	As Adjusted	Adjustments		Adjustments		Pro Forma
	As Reported	(Note 2)	(Note 3)	Note	(Note 3)	Note	Combined	Note
Revenue
Capitation, net	$2,924,265	$547,264	$-		$-		$3,471,529
Risk pool settlements and incentives	86,199	12,142	-		-		98,341
Management fee income	30,394	22,092	-		-		52,486
Fee-for-service, net	112,635	45,820	-		-		158,455
Other revenue	28,276	10,822	-		-		39,098

Total revenue	3,181,769	638,140	-		-		3,819,909

Operating expenses
Cost of services, excluding depreciation and amortization	2,840,239	556,057	-		-		3,396,296
General and administrative expenses	217,256	50,346	-		-	3(e)	267,602
Depreciation and amortization	45,749	1,936	-		15,118	3(c)	62,803

Total expenses	3,103,244	608,339	-		15,118		3,726,701

Income from operations	78,525	29,801	-		(15,118)		93,208

Other (expense) income
(Loss) income from equity method investments	1,708	-	-		-		1,708
Interest expense	(49,928)	(79,346)	(21,470)	3(a)	79,346	3(d)	(71,398)
Interest income	12,157	938	-		-		13,095
Unrealized gain (loss) on investments	(68)	-	-		-		(68)
Other (loss) income	(2,788)	179	-		-		(2,609)

Total other (expense) income, net	(38,919)	(78,229)	(21,470)		79,346		(59,272)

Income (loss) before provision for income taxes	39,606	(48,428)	(21,470)		64,228		33,936

Provision for income taxes	15,530	(36,931)	(6,205)	3(b)	18,562	3(f)	(9,044)

Net income (loss)	24,076	(11,497)	(15,265)		45,666		42,980

Net income attributable to noncontrolling interests	1,589	-	-		-		1,589

Net income (loss) attributable to Astrana Health, Inc.	$22,487	$(11,497)	$(15,265)		$45,666		$41,391

Earnings per share - basic	$0.46						$0.84	Note 4

Earnings per share - diluted	$0.46						$0.84	Note 4

Weighted average shares of common stock outstanding:
Basic	49,075,727						49,075,727	Note 4
Diluted	49,369,685						49,369,685	Note 4

See Notes to Unaudited Pro Forma Condensed Combined Statement of Income

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

1.	Basis of Presentation

The unaudited pro forma condensed combined statement of income has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and Article 11 of Regulation S-X. The accompanying pro forma statement of income is based on the historical consolidated statement of income of Astrana for the year ended December 31, 2025, and the historical combined and consolidated statements of operations of the Prospect Business after giving effect to the Acquisition and the Financing, as well as certain reclassifications (see Note 2).

The Company accounted for the Acquisition under the acquisition method of accounting in accordance with ASC 805, with Astrana as the acquirer of the Prospect Business. In accordance with the acquisition method of accounting, Astrana recorded the preliminary estimated fair value of assets acquired and liabilities assumed from the Prospect Business on the acquisition date, July 1, 2025. Fair value is defined in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could result in different assumptions resulting in a range of alternative estimates using the same facts and circumstances. The Company is currently finalizing its valuation of the acquired assets and liabilities. Preliminary amounts have been recorded and are subject to change, primarily for accounts that include the use of estimates, such as medical liabilities, collectability of receivables, accrued expenses, and tax liabilities. The pro forma adjustments arising from the preliminary allocation of the purchase price is based upon management’s estimates utilizing information currently available and is subject to revision as additional information on the fair value of the assets and liabilities become available and final appraisals and detailed analyses are completed.

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2025, combines Astrana’s historical results, which include the operations of the Prospect Business beginning July 1, 2025, with the Prospect Business’s historical results of operations for the six months ended June 30, 2025. These adjustments are presented on a pro forma basis to reflect the impact of the Transactions as if they had occurred on January 1, 2025.

The unaudited pro forma condensed combined statement of income for the fiscal year ended December 31, 2025, has been prepared using, and should be read in conjunction with, the following:

•	Astrana’s audited consolidated statement of income for the fiscal year ended December 31, 2025, and the related notes included in Astrana’s annual report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 12, 2026; and

•	The Prospect Business’s unaudited condensed combined and consolidated financial statements as of and for the nine months ended June 30, 2025, and related notes, filed as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined statement of income has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined statement of income. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined statement of income has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined statement of income is not necessarily indicative of what the actual results of operations would have been had the Transactions taken place on the date indicated above, nor are they indicative of the future consolidated results of operations of the post-combination company. The unaudited pro forma condensed combined statement of income does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Transactions.

See Note 3 of Astrana’s annual report on Form 10-K for the fiscal year ended December 31, 2025, for information regarding the purchase consideration, fair value estimates of the assets acquired and liabilities assumed, and resulting goodwill as of the acquisition date.

2.	Accounting Policies and Reclassifications

The Company has performed a preliminary analysis to identify differences in Astrana’s and the Prospect Business’s historical financial statement presentation and significant accounting policies. As part of this analysis, Astrana has identified a required adjustment to the unaudited pro forma condensed combined statement of income to conform the Prospect Business’s significant accounting policies to Astrana’s, described in Note 2(i) below. Additionally, certain reclassification adjustments have been made to conform the Prospect Business’s historical statement of operations captions to Astrana’s statement of income captions in the unaudited pro forma condensed combined statement of income.

The following sets forth the reclassification and accounting policy adjustments made in the unaudited pro forma statement of income for the year ended December 31, 2025, to conform the Prospect Business’s presentation to Astrana’s presentation (in thousands):

		For the Six Months Ended June 30, 2025
		Prospect			Prospect
		Business			Business
Prospect Business caption	Astrana caption	(Note 5)	Reclassifications and Policy Adjustments	Note	As Adjusted
Operating revenues:	Revenue
Capitation	Capitation, net	$547,264	$-		$547,264
Patient services, net		53,636	(53,636)	2(a)	-
	Fee-for-service, net		45,820	2(a)	45,820
Management fees	Management fee income	22,092			22,092
Other operating revenues		15,802	(15,802)	2(b)	-
	Risk pool settlements and incentives		12,142	2(b)	12,142
	Other revenue		3,006	2(b)	10,822
			7,816	2(a)
Total net revenue	Total revenue	638,794	(654)		638,140
Cost of revenues:
Claims expense		326,088	(326,088)	2(c)	-
Capitation expense		125,524	(125,524)	2(c)	-
Other cost of revenues		28,082	(28,082)	2(c)	-
Total cost of revenues		479,694	(479,694)		-
Operating expenses:	Operating expenses:
	Cost of services, excluding depreciation and amortization	-	(475)	2(b)	556,057
			479,694	2(c)
			70,774	2(d)
			881	2(e)
			2,841	2(f)
			1,377	2(g)
			965	2(i)
Salary and benefits		73,681	(73,681)	2(d)	-
Outside services		20,501	(20,501)	2(e)	-
Management fees		7,922	(7,922)	2(h)	-
Professional fees		3,302	(3,302)	2(g)	-
Marketing		1,414	(1,414)	2(h)	-
Lease and rental expense		1,527	(1,527)	2(h)	-
Repair, maintenance and utilities		3,239	(3,239)	2(h)	-
Software licensing		5,027	(5,027)	2(h)	-
Taxes, licenses and fees		3,582	(3,582)	2(f)	-
Insurance		3,224	(3,224)	2(h)	-
Other operating expenses		2,800	(2,800)	2(h)	-
	General and administrative expenses	-	2,907	2(d)	50,346
			19,620	2(e)
			741	2(f)
			1,925	2(g)
			25,153	2(h)
Depreciation and amortization	Depreciation and amortization	1,936			1,936
Total operating expenses	Total expenses	128,155	480,184		608,339
Operating income	Income from operations	30,945	(1,144)		29,801
	Other (expense) income
Interest expense, net		(78,408)	78,408	2(j)	-
	Interest expense		(79,346)	2(j)	(79,346)
	Interest income		938	2(j)	938
	Other (loss) income		179	2(b)	179
	Total other (expense) income, net	(78,408)	179		(78,229)
Loss before income taxes	(Loss) Income before provision for income taxes	(47,463)	(965)		(48,428)
Income tax (benefit) expense	Provision for income taxes	(36,931)			(36,931)
Net loss	Net (loss) income attributable to Astrana Health, Inc.	$(10,532)	$(965)		$(11,497)

2(a)	Reflects the reclassification of “Patient services, net” on the Prospect Business’s statement of operations to “Fee-for-service, net” and “Other revenues” to conform to Astrana’s statement of income presentation.

2(b)	Represents the reclassification of “Other operating revenues” on the Prospect Business’s statement of operations to “Risk pool settlements and incentives”, “Other revenues”, “Cost of services, excluding depreciation and amortization”, and “Other (loss) income” to conform to Astrana’s statement of income presentation.

2(c)	Represents the reclassification of “Claims expense”, “Capitation expense”, and “Other costs of revenues” on the Prospect Business’s statement of operations to “Cost of services, excluding depreciation and amortization” to conform to Astrana’s statement of income presentation.

2(d)	Represents the reclassification of “Salary and benefits” on the Prospect Business’s statement of operations to “Cost of services, excluding depreciation and amortization” and “General and administrative expenses” to conform to Astrana’s statement of income presentation.

2(e)	Represents the reclassification of “Outside services” on the Prospect Business’s statement of operations to “Cost of services, excluding depreciation and amortization” and “General and administrative expenses” to conform to Astrana’s statement of income presentation.

2(f)	Represents the reclassification of “Taxes, licenses and fees” on the Prospect Business’s statement of operations to “Cost of services, excluding depreciation and amortization” and “General and administrative expenses” to conform to Astrana’s statement of income presentation.

2(g)	Represents the reclassification of “Professional fees” on the Prospect Business’s statement of operations to “Cost of services, excluding depreciation and amortization” and “General and administrative expenses” to conform to Astrana’s statement of income presentation.

2(h)	Represents the reclassification of “Management fees”, “Marketing”, “Lease and rental expense”, “Repair, maintenance and utilities”, “Software licensing”, “Insurance” and “Other operating expenses” on the Prospect Business’s statement of operations to “General and administrative expenses” to conform to Astrana’s statement of income presentation.

2(i)	Reflects an adjustment to reduce “Cost of services, excluding depreciation and amortization” to eliminate the change in the provision for adverse deviation reported by the Prospect Business to conform to Astrana’s policies, which do not include such a provision.

2(j)	Represents the reclassification of “Interest expense, net” on the Prospect Business’s statement of operations to “Interest expense” and “Interest income” to conform to Astrana’s statement of income presentation.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Statement of Income

Pro Forma Financing Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2025, to reflect the Financing as if it occurred on January 1, 2025:

3(a)	Reflects the recognition of estimated incremental interest expense associated with the Financing, comprised of the following (in thousands):

For the Year Ended
December 31, 2025
Incremental interest expense on new $707.3 million DDTL A	$21,314
Amortization of new deferred financing costs paid in connection with the Financing, net of amounts written off for reduction in delayed draw term loan commitment	156
Total adjustment to interest expense	$21,470

Actual interest expense arising from the Financing is included in Astrana’s historical results of operations beginning July 1, 2025. Therefore, the pro forma adjustment is calculated for the six months ended June 30, 2025.

The pro forma adjustment to interest expense is calculated based on an estimated interest rate of 6.08%, calculating using the three month Term SOFR as of July 1, 2025, plus a spread of 1.75%, representing the applicable spread as of July 1, 2025 based on the Company’s leverage ratio, in accordance with the terms of the Second Amended and Restated Credit Agreement. Interest expense on the DDTL A is variable and may be higher or lower depending on fluctuations in the benchmark rate of interest and the Company’s leverage ratio in each interest period.

The following table reflects the estimated impact to the pro forma adjustment to interest expense as a result of interest rate changes of plus or minus 12.5 basis points (in thousands):

For the Year Ended
Pro forma adjustment to interest expense:	December 31, 2025
As presented	$21,470
+ 12.5 basis points	21,908
- 12.5 basis points	21,032

For purposes of the unaudited pro forma condensed combined statement of income, the amortization of incremental deferred financing costs is calculated using the effective interest method for the six months ended June 30, 2025, assuming a five-year term beginning January 1, 2025.

3(b)	Reflects an adjustment to the provision for income taxes as a result of the estimated income tax effects of the pro forma financing adjustments herein. The adjustment was calculated using a blended statutory income tax rate of 28.9%. The blended statutory tax rate is not necessarily indicative of the effective tax rate of Astrana in future periods, which could be significantly different depending on various factors.

Pro Forma Transaction Accounting Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2025, to reflect the effects of the Acquisition as if it occurred on January 1, 2025:

3(c)	Reflects the estimated incremental depreciation and amortization expense resulting from the Acquisition, and is comprised of the following (in thousands):

For the Year Ended December 31, 2025

Estimated incremental depreciation expense related to the acquired property and equipment	$1,080
Estimated incremental amortization expense related to the acquired finite-lived intangibles	15,974
Elimination of historical depreciation and amortization expense reported by the Prospect Business	(1,936)
Net adjustment to depreciation and amortization expense	$15,118

Depreciation expense related to the acquired property and equipment and amortization expense related to the acquired finite-lived intangible assets are included in Astrana’s historical results of operations beginning July 1, 2025. Therefore, the pro forma adjustment for depreciation and amortization expense is calculated for the six months ended June 30, 2025.

The estimated incremental depreciation and amortization expenses are based on the preliminary fair values assigned to the acquired property and equipment and finite-lived intangibles. The finite-lived intangibles acquired in the Acquisition consist of member relationships, network relationships, management contracts, and a trade name. The Knox-Keene license acquired in the Acquisition was determined to be an indefinite-lived intangible asset and, accordingly, is not subject to amortization and does not impact the pro forma adjustment. For further discussion regarding the preliminary purchase price allocation, including the nature of the acquired finite-lived intangibles and the fair value measurements, refer to Note 3 of Astrana’s audited consolidated financial statements for the fiscal year ended December 31, 2025 included in Astrana’s annual report on Form 10-K, as filed with the SEC on March 12, 2026.

3(d)	Reflects the reversal of the Prospect Business’ historical interest expense, inclusive of amortization of debt discounts and premiums for the six months ended June 30, 2025 that would not have been incurred had the Acquisition been consummated on January 1, 2025 as all outstanding debt obligations were settled at Closing and not assumed by Astrana pursuant to the terms of the Purchase Agreement.

3(e)	Reflects no pro forma adjustments as all transaction costs are reflected in Astrana’s consolidated statement of income for the historical period. Astrana’s historical general and administrative expense includes approximately $19.6 million of non-recurring acquisition-related costs associated with the Acquisition.

3(f)	Reflects an adjustment to the provision for income taxes as a result of the estimated income tax effects of the pro forma transaction accounting adjustments herein. The adjustment was calculated using a blended statutory income tax rate of 28.9%. The blended statutory tax rate is not necessarily indicative of the effective tax rate of Astrana in future periods, which could be significantly different depending on various factors.

4.	Earnings per Share

Pro forma basic and diluted net earnings per share has been adjusted to reflect the pro forma adjustments herein for the year ended December 31, 2025. The following table sets forth the computation of pro forma combined basic and diluted net earnings per share (in thousands, except share and per share amounts):

For the Year Ended December 31, 2025
Pro forma net income attributable to Astrana Health, Inc.	$41,391

Astrana historical weighted-average shares of common stock outstanding - basic(1)	49,075,727
Pro forma weighted-average shares of common stock outstanding - basic	49,075,727

Astrana historical weighted-average shares of common stock outstanding - diluted(1)	49,369,685
Pro forma weighted-average shares of common stock outstanding - diluted	49,369,685

Pro forma earnings per share attributable to Astrana Health, Inc. common stockholders:
Basic	$0.84
Diluted	$0.84

(1)	As reported by Astrana for the year ended December 31, 2025.

5.	Prospect Business Statement of Operations Reconciliation

As previously discussed, Astrana’s fiscal year ends on December 31, and the fiscal year end of the Prospect Business is September 30. The Company has prepared the unaudited pro forma condensed combined statement of income utilizing the historical statements of operations of the Prospect Business, adjusted to conform to the same calendar period as Astrana’s fiscal year.

Astrana’s historical results include the operations of the Prospect Business beginning July 1, 2025. Therefore, the statement of operations data of the Prospect Business presented in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2025, include the Prospect Business’s results of operations for the six months ended June 30, 2025, derived from the Prospect Business’s unaudited combined and consolidated statement of operations for the nine months ended June 30, 2025, and adjusted to exclude the three months ended December 31, 2024, as follows (in thousands):

	Nine Months Ended June 30, 2025	Three Months Ended December 31, 2024	Six Months Ended June 30, 2025
	(A)	(B)	(A - B)
Operating revenues:
Capitation	$830,370	$283,106	$547,264
Patient services, net	81,797	28,161	53,636
Management fees	29,061	6,969	22,092
Other operating revenues	20,528	4,726	15,802
Total net revenue	961,756	322,962	638,794

Cost of revenues:
Claims expense	488,946	162,858	326,088
Capitation expense	189,794	64,270	125,524
Other cost of revenues	44,112	16,030	28,082
Total cost of revenues	722,852	243,158	479,694

Gross margin	238,904	79,804	159,100

Operating expenses:
Salary and benefits	109,633	35,952	73,681
Outside services	31,663	11,162	20,501
Management fees	11,654	3,732	7,922
Professional fees	4,846	1,544	3,302
Marketing	2,122	708	1,414
Lease and rental expense	2,316	789	1,527
Repair, maintenance and utilities	4,635	1,396	3,239
Software licensing	7,022	1,995	5,027
Taxes, licenses and fees	5,365	1,783	3,582
Insurance	4,110	886	3,224
Depreciation and amortization	2,748	812	1,936
Other operating expenses	4,314	1,514	2,800
Total operating expenses	190,428	62,273	128,155

Operating income	48,476	17,531	30,945

Interest expense, net	(121,832)	(43,424)	(78,408)

Loss before income taxes	(73,356)	(25,893)	(47,463)

Income tax (benefit) expense	(34,666)	2,265	(36,931)

Net loss attributable to PHP Holdings, LLC & RI Market	$(38,690)	$(28,158)	$(10,532)